UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2016
______________________

ALIGN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway
San Jose, California 95131
(Address of principal executive offices, including zip code)

(408) 470-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 19, 2016, Align Technology, Inc. (the “Company), and LBA RIV-COMPANY XXX, LLC (“Seller”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) which provides for the purchase by the Company of four parcels of real estate located in Santa Clara County, California (the “Property”) from Seller, consisting of (i) the real property described above and all appurtenances thereto (the “Land”), (ii) improvements and fixtures thereon, including those certain office/research and development buildings having the street addresses of 2820 Orchard Parkway and 75 West Plumeria Drive, San Jose, California (the “Improvements”), (iii) all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements as of the date of the Purchase Agreement (the “Personal Property”); and (iv) certain rights and privileges associated with the Land, the Improvements and the Personal Property as set forth in the Purchase Agreement.

The purchase price for the Property is $44,100,000 subject to certain adjustments as set forth in the Purchase Agreement, of which $1,000,000 was deposited into escrow simultaneously with the execution and delivery of the Purchase Agreement (the “First Deposit”) and an additional $500,000 will be deposited into escrow on or before the first business day after the delivery of the approval notice by the Company (the “Second Deposit”). The Company has a right to conduct investigations, inspections and studies and to make inquiries regarding the Property during the period beginning on the date of the Purchase Agreement and ending at 5:00 p.m. Pacific Time on Friday, January 6, 2017 (the “Inspection Period”). If the Company fails to give Seller the approval notice within the Inspection Period, or if the Company gives Seller written notice within the Inspection Period of the Company’s election to terminate the Purchase Agreement, then the Purchase Agreement will terminate and the First Deposit and Second Deposit, together with all interest earned thereon, will be returned to the Company. The closing is expected to occur on January 26, 2017, subject to the satisfaction of closing conditions, the execution of certain ancillary agreements and any extensions contemplated by the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement between Align Technology, Inc. and LBA RIV-COMPANY XXX, LLC, dated December 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 23, 2016	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Legal and Corporate Affairs and General Counsel